Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-175359 on Form S-8 of our report dated April 29, 2015, relating to the consolidated financial statements and financial statement schedule of Mecox Lane Limited, appearing in the Annual Report on Form 20-F of Mecox Lane Limited for the year ended December 31, 2014.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 29, 2015